Exhibit 10.1

TRANSACTION AGREEMENT

dated as of February 20, 2014

by and among

EchoStar Corporation,

Hughes Satellite Systems Corporation,

Alpha Company LLC,

DISH Network L.L.C.,

DISH Operating L.L.C.

and

EchoStar XI Holding L.L.C.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Table of Contents

		Page

ARTICLE 1

THE CLOSING DATE TRANSACTIONS; THE CLOSING

Section 1.1	Agreements to Enter into the Closing Date Transactions	2
Section 1.2	Merger-Related Matters	3
Section 1.3	Closing	4
Section 1.4	Closing Deliverables	4

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the EchoStar Parties	5
Section 2.2	Representations and Warranties of the DISH Parties	12

ARTICLE 3

COVENANTS

Section 3.1	Government Actions and Authorizations	16
Section 3.2	Operation of the Transferred Satellites	16

ARTICLE 4

INDEMNIFICATION

Section 4.1	Indemnification Obligations of EchoStar	16
Section 4.2	Indemnification Obligations of DNLLC	16
Section 4.3	Limitations on Indemnity	17
Section 4.4	Method of Asserting Claims	17
Section 4.5	Exclusive Remedy; Survival	18

ARTICLE 5

DEFINITIONS AND INTERPRETATION

Section 5.1	Defined Terms	19
Section 5.2	Rules of Interpretation	27

ARTICLE 6

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

i

Annexes:

Annex A	-	Transferred Satellites

Exhibits:

Exhibit I	-	Investor Rights Agreement
Exhibit II	-	Form of Certificate of Designation of EchoStar with respect to the EchoStar Tracking Stock
Exhibit III	-	Form of Certificate of Designation of HSSC with respect to the HSSC Tracking Stock
Exhibit IV	-	Tracking Stock Policy
Exhibit V	-	Satellite Lease Agreements
Exhibit VI	-	Form of Bill of Sale

Schedules:

Schedule 2.1(h)(iii)	-	HRG Preliminary Pro-Forma Balance Sheet
Schedule 2.1(p)	-	Subscriber and Customer Information

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ii

TRANSACTION AGREEMENT, dated as of February 20, 2014 (this “Agreement”), by and among EchoStar Corporation, a Nevada corporation (“EchoStar”), Hughes Satellite Systems Corporation, a Colorado corporation and a wholly-owned Subsidiary of EchoStar (“HSSC”), Alpha Company LLC, a Colorado limited liability company and a wholly-owned Subsidiary of EchoStar (“Merger Sub”), DISH Network L.L.C., a Colorado limited liability company (“DNLLC”), EchoStar XI Holding L.L.C., a Colorado limited liability company and a wholly-owned Subsidiary of DNLLC (“DISH Satellite Sub 1”), and DISH Operating L.L.C., a Colorado limited liability company and a wholly-owned Subsidiary of DNLLC (“DOLLC”) (all such parties, collectively, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, EchoStar XIV Holding L.L.C., a Colorado limited liability company, which immediately prior to the Closing shall be a wholly-owned Subsidiary of DISH Satellite Sub 1 (“DISH Satellite Sub 2” and, together with DISH Satellite Sub 1, the “DISH Satellite Subs”) holds title to the satellite referred to as EchoStar XIV, and DISH Satellite Sub 1 holds title to the satellite referred to as EchoStar XI, in each case as listed on Annex A hereto (the satellites referred to as EchoStar XI and EchoStar XIV together, the “Subsidiary Satellites”);

WHEREAS, DOLLC holds title to the satellites referred to as EchoStar I, EchoStar VII and EchoStar X, as listed on Annex A hereto  (the “Directly Transferred Satellites” and, together with the Subsidiary Satellites, the “Transferred Satellites”);

WHEREAS, the Parties desire to effect the transfers of the Subsidiary Satellites as physical assets from DNLLC to EchoStar by merging Merger Sub with and into DISH Satellite Sub 1, following which DISH Satellite Sub 1 will be the surviving company as a wholly-owned Subsidiary of EchoStar (the “Merger”), pursuant to the Colorado Revised Statutes (the “CRS”) and subject to the terms and conditions set forth in this Agreement, and in a transaction intended by the Parties to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below);

WHEREAS, in connection with the Merger, DNLLC will receive the EchoStar Tracking Stock Consideration Shares (as defined below) to be issued by EchoStar;

WHEREAS, DOLLC desires to contribute to HSSC (i) all of its right, title and interest in, to and under the Directly Transferred Satellites and (ii) an amount in cash equal to $11,404,000.00 (together, the “Contributions”) in exchange for the HSSC Tracking Stock Consideration Shares (as defined below) to be issued by HSSC, in a transaction intended by the Parties to qualify as a tax-free contribution within the meaning of Section 351 of the Code;

WHEREAS, following the Merger, an Affiliate of DNLLC will continue to hold the FCC (as defined below) licenses (“DISH Licenses”) for the DISH-Licensed Satellites (as defined below) and the FCC authority to provide service to the United States (“DISH Landing Rights Authority”) from the Third-Party-Licensed Satellite (as defined below), and will continue to exercise full control over FCC-authorized operations from the Transferred Satellites;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

WHEREAS, the Parties desire to enter into certain other transactions pursuant to this Agreement and the other Transaction Documents (as defined below);

WHEREAS, the Parties or their respective Subsidiaries are entering into the Satellite Lease Agreements, dated as of the date hereof and with term commencement dates beginning on the Closing Date, providing for the continued, exclusive and non-preemptible use of the capacity on the Transferred Satellites for DNLLC and its Affiliates;

WHEREAS, EchoStar will continue to provide certain operational services subject to the control of DNLLC and its Affiliates under that certain 2012 Telemetry, Tracking and Control Services Agreement between EchoStar Satellite Services L.L.C. and DNLLC, as amended (the “TT&C Services Agreement”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with such transactions.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and in the other Transaction Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

THE CLOSING DATE TRANSACTIONS; THE CLOSING

Section 1.1                                    Agreements to Enter into the Closing Date Transactions.  In reliance on the representations, warranties and covenants made or given in this Agreement and the other Transaction Documents, the Parties hereby agree that, on the Closing Date, the following transactions (together with the transactions contemplated by Section 1.2 of this Agreement, the “Closing Date Transactions”) shall occur:

(a)                                 Upon the terms set forth in this Agreement, at the applicable Effective Time (as defined below), Merger Sub shall be merged with and into DISH Satellite Sub 1 in accordance with the requirements of the CRS and the separate existence of Merger Sub shall thereupon cease.  DISH Satellite Sub 1 shall be the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”) as a wholly-owned Subsidiary of EchoStar.  The Merger shall have the effects specified in the CRS;

(b)                                 Prior to the Closing, the Parties shall cause a Statement of Merger with respect to the Merger (the “Statement of Merger”) to be filed with the Secretary of State of the State of Colorado in accordance with the requirements of the CRS.  The Merger shall become effective at the time specified in the Statement of Merger (such effective time with respect to the Merger, the “Effective Time”);

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(c)                                  In connection with the Merger, at the Effective Time, EchoStar shall issue, sell and deliver to DNLLC, and all Equity Interests in DISH Satellite Sub 1 issued and outstanding immediately prior to such Effective Time shall be automatically converted into 6,290,499 shares of the EchoStar Tracking Stock (as defined below) (representing in the aggregate a Preferred Tracking Stock Allocation Percentage (as defined in the EchoStar Tracking Stock COD) of fifty-one and eighty-nine hundredths of a percent (51.89%) in the Hughes Retail Group as of the Closing) (such shares of the EchoStar Tracking Stock, the “EchoStar Tracking Stock Consideration Shares”), free and clear of all Liens;

(d)                                 EchoStar shall, immediately upon the receipt of the New Equity Interests (as defined below), contribute, or cause the contribution of, the New Equity Interests to HSSC;

(e)                                  DOLLC shall (i) transfer and assign, as applicable, all of its right, title and interest in, to and under each of the Directly Transferred Satellites to HSSC, free and clear of all Liens, except Permitted Liens, such transfer and assignment to be effected pursuant to the Bill of Sale and (ii) contribute to HSSC, by wire transfer of immediately available funds to an account specified by HSSC to DOLLC at least two Business Days prior to the Closing Date, an amount in cash equal to $11,404,000.00; and

(f)                                   In exchange for such transfer and contribution contemplated by Section 1.1(e) of this Agreement, HSSC shall issue, sell and deliver to DOLLC an aggregate of 81.128 shares of the HSSC Tracking Stock (as defined below) (representing in the aggregate a Preferred Tracking Stock Allocation Percentage (as defined in the HSSC Tracking Stock COD) of twenty-eight and eleven hundredths of a percent (28.11%) in the Hughes Retail Group as of the Closing) (the “HSSC Tracking Stock Consideration Shares”), free and clear of all Liens.

Section 1.2                                    Merger-Related Matters.

(a)                                 The Articles of Organization of DISH Satellite Sub 1 as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Company (the “Articles of Organization”), until duly amended as provided therein or by Applicable Law.

(b)                                 The officers of Merger Sub at the applicable Effective Time shall, from and after such Effective Time, be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Organization and Applicable Law.

(c)                                  At the Effective Time:

(i)                                     the Equity Interests in Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder of the Equity Interests in Merger Sub, be converted into the Equity Interests in the Surviving Company (collectively, the “New Equity Interests”); and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)                                  all Equity Interests in DISH Satellite Sub 1 converted pursuant to Section 1.1(c) of this Agreement shall, by virtue of the Merger and without any action on the part of any holder of the Equity Interests in DISH Satellite Sub 1, no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of such Equity Interests will cease to have any rights with respect thereto, except the right to receive the EchoStar Tracking Stock Consideration Shares in connection with such conversion.

Section 1.3                                    Closing.  The consummation of the Closing Date Transactions (the “Closing”) shall take place at the offices of DISH Network Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112, at 9:00 a.m. Colorado time on March 1, 2014 or such other date as mutually agreed by the Parties.  The date on which the Closing occurs is referred to as the “Closing Date”.

Section 1.4                                    Closing Deliverables.

(a)                                 At the Closing, the EchoStar Parties shall make, or cause to be made, the following deliveries in the following manner:

(i)                                     EchoStar shall deliver to DNLLC certificates representing the EchoStar Tracking Stock Consideration Shares;

(ii)                                  HSSC shall deliver to DOLLC certificates representing the HSSC Tracking Stock Consideration Shares;

(iii)                               HSSC shall deliver to DOLLC a duly executed counterpart to the Bill of Sale; and

(iv)                              The EchoStar Parties shall deliver to the DISH Parties evidence that (A)  the EchoStar Tracking Stock COD has been duly filed with the Secretary of State of the State of Nevada in accordance with the laws of the State of Nevada and is in full force and effect as of the Closing, (B)  the HSSC Tracking Stock COD has been duly filed with the Secretary of State of the State of Colorado in accordance with the laws of the State of Colorado and is in full force and effect as of the Closing and (C)  the Tracking Stock Policy has been adopted and is in full force and effect as of the Closing.

(b)                                 At the Closing, the DISH Parties shall make, or cause to be made, the following deliveries in the following manner:

(i)                                     DOLLC shall deliver to HSSC a duly executed counterpart to the Bill of Sale.

(c)                                  At the Closing:

(i)                                     the DISH Parties shall receive a tax opinion from Sullivan & Cromwell LLP, counsel to the DISH Parties, dated the Closing Date, to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

that the Contributions should be treated as tax-free contributions within the meaning of Section 351 of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon tax representation letters reasonably requested by such counsel and delivered by officers of the DISH Parties and the EchoStar Parties.

(ii)                                  The EchoStar Parties shall receive a tax opinion from White & Case LLP, counsel to the EchoStar Parties, dated the Closing Date, to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code and that the Contributions should be treated as tax-free contributions within the meaning of Section 351 of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon tax representation letters reasonably requested by such counsel and delivered by officers of the DISH Parties and the EchoStar Parties.

(d)                                 At or prior to the Closing, DOLLC shall transfer to HSSC, by wire transfer of immediately available funds to the account specified by HSSC to DOLLC, an amount in cash equal to $11,404,000.00.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1                                    Representations and Warranties of the EchoStar Parties.  Except as set forth in the EchoStar Reports or the HSSC Reports (each as defined below) filed with the SEC *** and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward looking in nature) or in the corresponding sections of the disclosure letter delivered to the DISH Parties by EchoStar prior to entering into this Agreement (the “EchoStar Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the EchoStar Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the EchoStar Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such EchoStar Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), EchoStar represents and warrants to DNLLC and DOLLC, as of the date of this Agreement and as of the Closing Date, that:

(a)                                 Organization; Good Standing; Qualification.  Each EchoStar Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder. Each “significant subsidiary” (as defined in Rule 1.02(w) of Regulation S-X promulgated under the Exchange Act) of EchoStar or HSSC and all Hughes Retail Group Subsidiaries (together with the significant subsidiaries of EchoStar or HSSC, the “Significant EchoStar Subsidiaries”), is duly organized, validly existing and, if

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

applicable, in good standing under the laws of its jurisdiction of organization. Each of the EchoStar Parties and the Significant EchoStar Subsidiaries (A) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (B) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 Authorization and Execution of Transaction Documents.  Each EchoStar Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the Transaction Documents to which it is a party and to consummate the Transactions.  No other corporate proceedings on the part of any EchoStar Party is necessary to approve this Agreement or any other Transaction Document to which it is a party or to consummate the Transactions, subject, in the case of EchoStar, to filing the EchoStar Tracking Stock COD with the Secretary of State of the State of Nevada as required by the Nevada Revised Statutes (the “NRS”), in the case of HSSC, to filing the HSSC Tracking Stock COD with the Secretary of State of the State of Colorado as required by the CRS and, in the case of Merger Sub, to filing the Statement of Merger with the Secretary of State of the State of Colorado in accordance with the requirements of the CRS. As of the date of this Agreement, the board of directors of each of EchoStar and HSSC has approved the Transaction Documents to which it is a party and the Transactions. As of the date of this Agreement, the sole member of Merger Sub has approved this Agreement and the Merger.  No vote or consent of the holders of any class or series of capital stock of EchoStar or HSSC is necessary to approve this Agreement, the other Transaction Documents, the Merger, the issuance of the EchoStar Tracking Stock Consideration Shares or the HSSC Tracking Stock Consideration Shares or the other Transactions.  This Agreement has been duly executed and delivered by each EchoStar Party, and each other Transaction Document to which each EchoStar Party is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such EchoStar Party.

(c)                                  Enforceability of Transaction Documents.  Assuming that each of the Transaction Documents to which it is a party is the valid and binding obligation of each of the other parties thereto, this Agreement constitutes, and the other Transaction Documents shall, at Closing, constitute the valid, legal and binding obligation of such EchoStar Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)                                 Non-Contravention.  The execution and delivery by such EchoStar Party of each of the Transaction Documents to which it is a party and the consummation of the Transactions by it pursuant thereto will not: (i)  conflict with any requirement of its Corporate Documents; (ii)  assuming compliance with the matters referred to in Section 2.1(e) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (iii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such EchoStar Party or its

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Subsidiaries pursuant to any Contract binding upon such EchoStar Party or its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such EchoStar Party or its Subsidiaries, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)                                  Consents.  No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Body or any other Person is required by or of any EchoStar Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which any EchoStar Party is a party or the consummation of the Transactions, except (i)  any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (ii) the filing of the EchoStar Tracking Stock COD with the Secretary of State of the State of Nevada as required by the NRS, (iii)  the filing of the HSSC Tracking Stock COD and the Statement of Merger with the Secretary of State of the State of Colorado as required by the CRS and (iv) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)                                   Capital Structure.

(i)                                     The authorized capital stock of EchoStar (the “EchoStar Shares”) consists of (i) 1,600,000,000 shares of Class A common stock, par value $0.001 per share, of EchoStar (the “Class A Common Stock”), of which 42,712,196 shares were outstanding as of the close of business on December 31, 2013, (ii) 800,000,000 shares of Class B common stock, par value $0.001 per share, of which 47,687,039 shares were outstanding as of the close of business on December 31, 2013, (iii) 800,000,000 shares of Class C common stock, par value $0.001 per share, of which no share was outstanding as of the close of business on December 31, 2013, (iv) 800,000,000 shares of Class D common stock, par value $0.001 per share, of which no share was outstanding as of the close of business on December 31, 2013 and (v) 20,000,000 shares of preferred stock, par value $0.001 per share, of which no share was outstanding as of the close of business on December 31, 2013. All of the outstanding EchoStar Shares have been duly authorized and are validly issued, fully paid and nonassessable. EchoStar does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of EchoStar on any matter.

(ii)                                  The authorized capital stock of HSSC (the “HSSC Shares”) consists of 1,000,000 shares of common stock, par value $0.01 per share, of which 1,000 shares were outstanding as of the close of business on December 31, 2013 and all of which are held by EchoStar. All of the outstanding HSSC Shares have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. HSSC has no HSSC Shares reserved for issuance. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate HSSC to issue or sell any shares of capital

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

stock or other securities of HSSC or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of HSSC, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  HSSC does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of HSSC on any matter.

(iii)                               All of the issued and outstanding Equity Interests in Merger Sub are, and prior to the Effective Time will be, owned by EchoStar, and there are (i)  no other Equity Interests in Merger Sub, (ii)  no securities of Merger Sub convertible into or exchangeable for Equity Interests in Merger Sub and (iii)  no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any Equity Interests, or securities convertible into or exchangeable for Equity Interests, in Merger Sub.  Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

(g)                                  Shares.  The EchoStar Tracking Stock Consideration Shares and the HSSC Tracking Stock Consideration Shares to be issued under this Agreement have been duly authorized by all requisite corporate action on the part of EchoStar and HSSC, other than the filing of the EchoStar Tracking Stock COD setting forth the terms of the EchoStar Tracking Stock and the HSSC Tracking Stock COD setting forth the terms of the HSSC Tracking Stock, and all such shares shall be, when issued, validly issued, fully paid and nonassessable, and shall not be subject to or issued in violation of any preemptive rights of the holders of any other class or series of the capital stock of EchoStar or HSSC, as the case may be. Upon the issuance of such shares, such shares shall be free and clear of all Liens of any nature whatsoever, with the exception of any restrictions on transferability under the Securities Act or the securities laws of any jurisdiction or under the Investor Rights Agreement.

(h)                                 Reports; Financial Statements.

(i)                                     EchoStar has filed or furnished, as applicable, on a timely basis all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2012 (the “Applicable Date”) (such forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “EchoStar Reports”).  HSSC has filed or furnished, as applicable, on a timely basis all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (for purposes of this Agreement, as if HSSC were subject to the filing requirements of Section 13 or 15(d) of the Exchange Act at all relevant times) (such forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “HSSC Reports”).  Each of the EchoStar Reports and the HSSC

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.  As of their respective dates neither the EchoStar Reports nor the HSSC Reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)                                  Each of the consolidated balance sheets included in or incorporated by reference into the EchoStar Reports or the HSSC Reports, as applicable (including the related notes and schedules), fairly presents the consolidated financial position of EchoStar or HSSC, as applicable, and their respective consolidated Subsidiaries as of the dates thereof and each of the consolidated statements of operations and comprehensive income (loss), changes in stockholders’ or shareholder’s equity and cash flows included in or incorporated by reference into the EchoStar Reports or the HSSC Reports, as applicable (including any related notes and schedules), fairly presents the results of operations and cash flows of EchoStar or HSSC, as applicable, and their respective consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure), in each case in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied during the periods involved, except as may be noted therein or may be permitted by the SEC under the Exchange Act.

(iii)                               The preliminary pro forma unaudited balance sheet of the Hughes Retail Group attached as Schedule 2.1(h)(iii) hereto (the “HRG Balance Sheet”) ***

(iv)                              There are no obligations or liabilities of EchoStar or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances which could reasonably be expected to result in any claims against, or obligations or liabilities of, EchoStar or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  There is no Indebtedness allocated to the Hughes Retail Group under the Tracking Stock Policy as of the Closing.

(v)                                 The Financial Model for the Hughes Retail Group ***

(i)                                     No Material Adverse Change.  ***, there has not been any event or condition which has caused or resulted in, or could be reasonably expected to cause or to result in, individually or in the aggregate, a Material Adverse Effect.

(j)                                    Compliance with Laws.  Each of EchoStar and the Significant EchoStar Subsidiaries is in compliance in all material respects with Applicable Laws (including the Communications Act and Environmental Laws) and Authorizations of the FCC or any other Governmental Body exercising jurisdiction over EchoStar or such Significant EchoStar Subsidiary to which any of their respective businesses or any of their respective properties may be

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

subject, except for any non-compliance that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Neither EchoStar nor any of the Significant EchoStar Subsidiaries has received any notice or confirmation of any material noncompliance with any such Applicable Laws or any such Authorizations that has not been cured as of the date of this Agreement.

(k)                                 Litigation and Other Proceedings. There is no pending or, to the knowledge of any EchoStar Party, threatened in writing, claim, action, suit, investigation or proceeding, against EchoStar or any of the Significant EchoStar Subsidiaries, nor is EchoStar or any of the Significant EchoStar Subsidiaries, or any of their respective properties subject to any order, injunction, judgment or decree by or before any Governmental Body, except for claims, actions, suits, investigations, proceedings, orders, injunctions, judgments or decrees that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  There is no action, suit, investigation or proceeding pending or, to the knowledge of any EchoStar Party, threatened against any of the Hughes Retail Group Subsidiaries, or any of their respective properties, including with respect to the release of Hazardous Substances, except for matters that have not, individually or in the aggregate, resulted in, and would not reasonably be expected to result in, (i) any criminal liability of any of the Hughes Retail Group Subsidiaries or any director, officer or employee of any of the Hughes Retail Group Subsidiaries or (ii) a Material Adverse Effect.

(l)                                     Material Contracts. Each Material Contract is valid and binding on EchoStar and each of the Significant EchoStar Subsidiaries party thereto and, to the knowledge of the EchoStar Parties, any other party thereto, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.  Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, there is no default under any Material Contract by EchoStar or any of the Significant EchoStar Subsidiaries party thereto or bound thereby and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EchoStar or any of the Significant EchoStar Subsidiaries party thereto or bound thereby or, to the knowledge of the EchoStar Parties, any other party thereto.

(m)                             Taxes.

(i)                                     ***, each of EchoStar and the Significant EchoStar Subsidiaries has timely filed (or there has been timely filed on their behalf) all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them or which include their income and business activity, taking into account any extension of time to file granted or obtained, and all such Tax Returns are, true, correct, and complete in all material respects.

(ii)                                  ***, EchoStar and the Significant EchoStar Subsidiaries have duly and timely paid or have duly and timely withheld and remitted (or there has been duly and timely paid or withheld and remitted on their behalf) to the appropriate Governmental

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Body all material Taxes due, other than Taxes appropriate reserves for which have been made in EchoStar’s financial statements.

(iii)                               For purposes of this Agreement, the term “Tax” means any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Body. The term “Tax Return” means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Body with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

(n)                                 Assets. ***, the Hughes Retail Group has access to and use of all of the properties, interests, assets (including interests in real property) and rights (including Intellectual Property rights), tangible or intangible of EchoStar and its Subsidiaries, that are necessary for the Hughes Retail Group to own, operate and conduct the Business in all material respects as conducted as of the Closing. Except as would not, individually or in the aggregate, be or reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, to the knowledge of EchoStar, EchoStar and each of the Significant EchoStar Subsidiaries owns or possesses the right to use all the Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted. ***, the Business as presently conducted does not, and as conducted over the one-year period prior to the date of this Agreement did not,  infringe, misappropriate or otherwise violate the valid Intellectual Property rights of any Person, and no Person has asserted in writing to EchoStar or any of the Significant EchoStar Subsidiaries that EchoStar or any of the Significant EchoStar Subsidiaries has infringed, misappropriated or otherwise violated its Intellectual Property rights with respect to the Business, ***

(o)                                 Investment Company Act. Neither EchoStar nor HSSC is, or will become after giving effect to the Transactions, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(p)                                 Subscriber and Customer Information.  Schedule 2.1(p) sets forth:

***

(q)                                 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in EchoStar’s or HSSC’s Corporate Documents applies to this Agreement, the Transaction Documents or the Transactions.

(r)                                    No Brokers. Except for Deutsche Bank Securities Inc., no agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

commission or similar fee payable by EchoStar or any of its Subsidiaries directly or indirectly in connection with the Transactions.

Section 2.2                                    Representations and Warranties of the DISH Parties.  Except as set forth in any forms, statements, reports or documents required to be filed or furnished by DISH Network Corporation with the SEC pursuant to the Exchange Act or the Securities Act filed with the SEC *** and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward looking in nature), each DISH Party represents and warrants to EchoStar, as of the date of this Agreement and as of the Closing Date, that:

(a)                                 Organization; Good Standing; Qualification.  Each DISH Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder, and (A) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (B)  is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Transactions.

(b)                                 Authorization and Execution of Transaction Documents.  Each DISH Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the Transaction Documents to which it is a party and to consummate the Transactions.  As of the date of this Agreement, the sole member of DISH Satellite Sub 1 has approved this Agreement and the Merger. This Agreement has been duly executed and delivered by such DISH Party, and each other Transaction Document to which it is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such DISH Party.

(c)                                  Enforceability of Transaction Documents.  Assuming that each of the Transaction Documents to which it is a party is the valid and binding obligation of each of the other parties thereto, this Agreement constitutes, and the other Transaction Documents shall, at Closing, constitute the valid, legal and binding obligation of such DISH Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)                                 Non-Contravention.  The execution and delivery by such DISH Party of each of the Transaction Documents to which it is a party and the consummation of the Transactions by it pursuant thereto will not: (i)  conflict with any requirement of its Corporate Documents; (ii)  assuming compliance with the matters referred to in Section 2.2(e) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (iii) with or without notice, lapse of time or both, result in a breach or violation of, a

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such DISH Party or its Subsidiaries pursuant to any Contract binding upon such DISH Party or its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such DISH Party or its Subsidiaries, except in the case of clauses (ii) and (iii), as would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Transactions.

(e)                                  Consents.  No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Body or any other Person is required by or of such DISH Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which such DISH Party is a party or the consummation of the Transactions, except (i) any such consent, license, approval, authorization of, filing with, notice to or other act that, if not obtained, made or taken would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Transactions, (ii)  any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (iii)  the filing of the Statement of Merger with the Secretary of State of the State of Colorado in accordance with the requirements of the CRS and (iv) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it or any of its Affiliates is a party or the consummation of the Transactions.

(f)                                   Litigation and Other Proceedings. Except as would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Transactions, as of the date of this Agreement, (a)  there is no action, suit, investigation or proceeding pending or, to the knowledge of such DISH Party, threatened in writing against such DISH Party or any of its Subsidiaries or any of their respective properties by or before any Governmental Body and (b)  none of the DISH Parties or any of their respective Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Body, in each case of clauses (a) and (b), relating to the Transactions.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the DISH Parties, threatened in writing against any of the DISH Parties or any of their respective Subsidiaries or any of their respective properties, in each case, relating to the DISH Satellite Subs or the Transferred Satellites, except for matters that have not resulted in, and would not reasonably be expected to result in, (i) any criminal liability of any of the DISH Parties or any of their respective Subsidiaries or any director, officer or employee of any of the DISH Parties, or (ii) ***

(g)                                  DISH Satellite Subs. DNLLC is the record and beneficial owner of all of the Equity Interests in DISH Satellite Sub 1, free and clear of any and all Liens. Immediately prior to the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Closing, DISH Satellite Sub 1 shall be the record and beneficial owner of all of the Equity Interests in DISH Satellite Sub 2, free and clear of any and all Liens. All of the Equity Interests in each DISH Satellite Sub have been duly authorized and validly issued, fully paid and nonassessable. As of the date of this Agreement, (a) there are no existing options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued Equity Interests of any DISH Satellite Sub, obligating such DISH Satellite Sub to issue, transfer, redeem, purchase or sell or cause to be issued, transferred, redeemed, purchased or sold any Equity Interests or to otherwise make any payment in respect of any such Equity Interests; and (b) there are no rights, agreements or arrangements of any character which provide for any stock appreciation or similar right or grant any right to share in the equity, income, revenue or cash flow of any DISH Satellite Sub. None of the DISH Satellite Subs has conducted any material business prior to the date of this Agreement other than in connection with or incidental to (i) their respective right, title and interest in and to the applicable Subsidiary Satellites and (ii) the Transactions.

(h)                                 Transferred Satellites.

(i)                                     DOLLC has, and at the Closing DOLLC will transfer to HSSC, good and marketable title to the Directly Transferred Satellites, free and clear of all Liens, except Permitted Liens. Each of the DISH Satellite Subs has good and marketable title to the applicable Subsidiary Satellite that it owns.

(ii)                                  The DISH Parties have made available to the EchoStar Parties information with respect to the *** respects.

(iii)                               An Affiliate of DNLLC holds the DISH Licenses for the DISH-Licensed Satellites and the DISH Landing Rights Authority for the Third-Party-Licensed Satellite.  Following Closing, an Affiliate of DNLLC will continue to hold the DISH Licenses for the DISH-Licensed Satellites and the DISH Landing Rights Authority for the Third-Party-Licensed Satellite, and will exercise full control over FCC-authorized operations from the Transferred Satellites.  ***

(iv)                              An accurate and complete list of the annual in-orbit incentive payments, including principal and interest, for each of the Transferred Satellites (other than EchoStar I) has been provided by the DISH Parties to the EchoStar Parties.

(i)                                     Taxes.

(i)                                     Since the respective dates of their formation, each of the DISH Satellite Subs has timely filed (or there has been timely filed on its behalf) all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by it or which include its income and business activity, taking into account any extension of time to file granted or obtained, and all such Tax Returns are, true, correct, and complete in all material respects. ***, each of DOLLC and DNLLC has timely filed (or there has been timely filed on its behalf) all income Tax Returns and all

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

material other United States federal, state, county, local and foreign Tax Returns required to be filed by it or which include its income and business activity with respect to the Transferred Satellites, taking into account any extension of time to file granted or obtained, and all such Tax Returns are, true, correct, and complete in all material respects.

(ii)                                  Since the date of its formation, DISH Satellite Sub 1 has duly and timely paid or has duly and timely withheld and remitted (or there has been duly and timely paid or withheld and remitted on its behalf) to the appropriate Governmental Body all material Taxes due, other than Taxes appropriate reserves for which have been made in the DISH Satellite Subs’ financial statements.

(iii)                               Since the date of its formation, DISH Satellite Sub 2 has duly and timely paid or has duly and timely withheld and remitted (or there has been duly and timely paid or withheld and remitted on its behalf) to the appropriate Governmental Body all material Taxes due, other than Taxes appropriate reserves for which have been made in the DISH Satellite Subs’ financial statements.

(iv)                              ***, DOLLC and DNLLC have duly and timely paid, or have duly and timely withheld and remitted (or there has been duly and timely paid or withheld and remitted on its behalf) to the appropriate Governmental Body, all material Taxes due with respect to the Transferred Satellites contributed to HSSC by DOLLC or DNLLC, other than Taxes appropriate reserves for which have been made in the financial statements of DOLLC or DNLLC, as applicable.

(j)                                    Purchase for Investment. Each of DOLLC and DNLLC acknowledges that the EchoStar Tracking Stock Consideration Shares and the HSSC Tracking Stock Consideration Shares to be issued under this Agreement have not been registered under the Securities Act or under any state securities laws. Each of DOLLC and DNLLC (i)  is acquiring such shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any such shares to any Person, (ii)  will not sell or otherwise dispose of any such shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in such shares and of making an informed investment decision and (iv)  is an accredited investor (as that term is defined by Rule 501 promulgated under the Securities Act).

(k)                                 No Brokers. No agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by DOLLC, DNLLC or any of their respective Subsidiaries directly or indirectly in connection with the Transactions.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ARTICLE 3

COVENANTS

Section 3.1                                    Government Actions and Authorizations.

(a)                                 In the event that any administrative or judicial action, suit, investigation or proceeding is instituted (or threatened to be instituted) by a Governmental Body or private party challenging any Transaction, or any other agreement contemplated hereby, each of the Parties shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action, suit, investigation or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts realization of the benefits of the Transactions.

(b)                                 The Parties will use their respective commercially reasonable efforts to ensure that DISH Network Corporation and/or its Affiliates can fulfill its responsibilities as an FCC licensee for the DISH-Licensed Satellites and as the holder of the DISH Landing Rights Authority for the Third-Party-Licensed Satellite, including without limitation ensuring compliance with all applicable communications laws and FCC rules, orders and policies.

Section 3.2                                    Operation of the Transferred Satellites.  The operations of the Transferred Satellites shall be governed by the Satellite Lease Agreements and shall be subject to compliance with all applicable communications laws, and all applicable communications regulations, orders and policies.

ARTICLE 4

INDEMNIFICATION

Section 4.1                                    Indemnification Obligations of EchoStar. Subject to the limitations set forth in this Article 4, EchoStar shall indemnify DOLLC, DNLLC and each of their respective Affiliates, officers, directors, employees, shareholders, representatives and agents (the “DISH Indemnified Persons”) against and hold them harmless from any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, diminution in value and costs and expenses (collectively, “Losses”) imposed on, sustained, incurred or suffered by, or asserted against, any of the DISH Indemnified Persons, whether in respect of third party claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from any (a)  breach of any of the representations or warranties of any EchoStar Party contained in this Agreement or (b)  breach or nonperformance of any covenant or agreement made by any EchoStar Party; ***

Section 4.2                                    Indemnification Obligations of DNLLC. Subject to the limitations set forth in this Article 4, DNLLC shall indemnify EchoStar and its Affiliates (which shall include the DISH Satellite Subs after the Closing Date), officers, directors, shareholders, representatives

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

and agents (the “EchoStar Indemnified Persons”) against and hold them harmless from any and all Losses  imposed on, sustained, incurred or suffered by, or asserted against, any of the EchoStar Indemnified Persons, whether in respect of third party claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a)  any breach of any of the representations or warranties of any DISH Party contained in this Agreement, (b)  any breach or nonperformance of any covenant or agreement made by any DISH Party contained in this Agreement, (c) any Taxes imposed on, asserted against or attributable to the properties, income or operations of the DISH Satellite Subs, any Taxes imposed on, asserted against or attributable to the Transferred Satellites, or any Taxes for which the DISH Satellite Subs are otherwise liable, in each case, for all taxable periods, or portions thereof, ending on or before the Closing Date or (d) any Taxes imposed on the DISH Satellite Subs as a result of being a transferee or successor or of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law;  ***

Section 4.3                                    Limitations on Indemnity. No Party shall be required to make any payment with respect to its indemnification obligations in respect of a breach of any representation or warranty under this Article 4 unless (A) the aggregate Losses arising from an individual breach of any representation or warranty exceed *** (it being stated for the avoidance of doubt that the Losses arising from any potential indemnification claims that arise out of or involve or relate to similar facts or are based on related or similar occurrences, events or circumstances will be aggregated and treated as a single breach for purposes of this clause (A) of this Section 4.3) and (B) until such time as the obligations to the DISH Indemnified Persons, on the one hand, or the EchoStar Indemnified Persons, on the other hand, excluding Losses for which indemnification is not available as a result of the application of the de minimis threshold contained in clause (A) above, exceed *** in the aggregate (the “Deductible”); provided that once such Losses exceed the Deductible, the indemnifying party shall be responsible for all amounts in excess thereof; provided further that in no event shall the aggregate indemnification actually paid by the EchoStar Parties, on the one hand or DNLLC or DOLLC, on the other hand, pursuant to Section  4.1 or Section 4.2, as the case may be, in respect of a breach of any of the representations or warranties (other than a breach of the representations or warranties set forth in Section 2.1(b) (Execution and Authorization of Transaction Documents), Section 2.1(c) (Enforceability of Transaction Documents) and Section 2.1(g) (Shares) of this Agreement) exceed ***. Notwithstanding the foregoing, in no event shall (x)  the aggregate indemnification actually paid by the EchoStar Parties pursuant to Section 4.1, taken together with all other indemnification actually paid by the EchoStar Parties pursuant to Section 4.1, or (y) the aggregate indemnification actually paid by DNLLC and DOLLC pursuant to Section 4.2, taken together with all other indemnification actually paid by DNLLC and DOLLC pursuant to Section 4.2, in each case, in respect of breaches of any representations or warranties, exceed ***

Section 4.4                                    Method of Asserting Claims. All claims for indemnification by any DISH Indemnified Person or EchoStar Indemnified Person (each an “Indemnified Party”) shall be asserted and resolved as set forth in this Section 4.4. Any Indemnified Party seeking indemnity pursuant to Section 4.1 or Section 4.2 shall notify in writing the Party from whom indemnification is sought (the “Indemnifying Party”) of such demand for indemnification. The Indemnifying Party shall have *** from the personal delivery or mailing of such notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

or demand with respect to a claim or demand based on a third party claim (a “Third Party Claim”). In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that, with respect to a Third Party Claim, it desires to defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party at the Indemnifying Party’s sole cost and expense and with counsel (plus local counsel if appropriate) reasonably satisfactory to the Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Sections 4.1 or 4.2 (whether or not the Indemnified Party is an actual or potential party thereto), unless such compromise, consent or settlement involves only the payment of money damages for which the Indemnifying Party will indemnify the Indemnified Party hereunder. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnifying Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred in such participation by the Indemnified Party after the assumption of the defense by the Indemnifying Party in accordance with the terms of this Agreement; provided, however, that the Indemnified Parties collectively shall be entitled to employ one firm or separate counsel (plus local counsel if appropriate) to represent the Indemnified Party if, in the opinion of counsel to each Indemnified Party seeking to employ such separate counsel, a conflict of interest between such Indemnified Party or Parties and the Indemnifying Party exists in respect of such claim and in each such event, the fees, costs and expenses of one such firm or separate counsel (plus one local counsel per jurisdiction if appropriate) shall be paid in full by the Indemnifying Party. If the Indemnifying Party has not elected to assume the defense of a Third Party Claim within the Notice Period, the Indemnified Party may defend and settle the claim for the account and cost of the Indemnifying Party; provided that the Indemnified Party will not settle the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate with the Indemnifying Party and, subject to obtaining proper assurances of confidentiality and privilege, shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party. Notwithstanding the foregoing, in the case of a Third Party Claim regarding Taxes, (i) the Indemnifying Party shall not settle or compromise any such claim without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed and (ii) a DISH Party shall only control such a claim if it is solely with respect to a taxable year or other taxable period that ends on or before the Closing Date.

Section 4.5                                    ***; Survival.

(a)                                 The indemnity provided herein *** following the Closing.

(b)                                 The representations and warranties of the Parties contained in this Agreement shall survive the Closing for the period set forth in this Section 4.5(b). All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of *** after the Closing Date, ***, it being understood that in the event that notice of any claim for indemnification under this Article 4 has been given pursuant to Section  4.4 within the applicable survival period, the representations and warranties that are the subject of such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

indemnification claim (and the right to pursue such claim) shall survive with respect to such claim until such time as such claim is finally resolved. Any claim for a breach of a representation or warranty must be delivered prior to the expiration of the applicable survival term set forth in this Section 4.5(b). It is the intention of the Parties that the survival periods and termination date set forth in this Section 4.5(b) supersede a statute of limitation applicable to such representations and warranties or claim with respect thereof other than in the case of fraud. The right of a Person to any remedy pursuant to this Article 4 shall not be affected by any investigation or examination conducted, or any knowledge possessed or acquired (or capable of being possessed or acquired), by such Person at any time concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation.  No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.

ARTICLE 5

DEFINITIONS AND INTERPRETATION

Section 5.1                                    Defined Terms.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“AAA” has the meaning specified in Section 6.12(c)(i) of this Agreement.

“Affiliate” means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under common control with that Person; it being understood that for purposes of the Transaction Documents (except as otherwise provided in Section 4.2 of this Agreement), none of DISH Network Corporation, the DISH Parties or any other Subsidiaries of DISH Network Corporation will be considered an Affiliate of any EchoStar Party or any other Subsidiaries of EchoStar, and none of the EchoStar Parties or any other Subsidiaries of EchoStar will be considered an Affiliate of DISH Network Corporation, any DISH Party or any other Subsidiaries of DISH Network Corporation.

“Agreement” has the meaning specified in the Preamble of this Agreement.

“Applicable Date” has the meaning specified in Section 2.1(h)(i) of this Agreement.

“Applicable Law” means any applicable federal, state, local or foreign law, rule, regulation, ordinance, code, directive, order, writ, injunction, decree, judgment, award, determination, direction or demand, authorization or treaty of any Governmental Body and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Articles of Organization” has the meaning specified in Section 1.2(a) of this Agreement.

“Authorization” means any franchise, license, authorization, consent, permit, waiver, approval, qualification or registration of, with or from the FCC or any other Governmental Body.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date of this Agreement.

“Bill of Sale” means the bill of sale with respect to the Directly Transferred Satellites, substantially in the form attached as Exhibit VI hereto.

“Business” means the business of providing satellite broadband Internet services to residential retail subscribers ***

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in New York, New York, or any other day on which commercial banks in that location are authorized by Applicable Law or governmental decree to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Class A Common Stock” has the meaning specified in Section 2.1(f)(i) of this Agreement.

“Closing” has the meaning specified in Section 1.3 of this Agreement.

“Closing Date” has the meaning specified in Section 1.3 of this Agreement.

“Closing Date Transactions” has the meaning specified in Section 1.1 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934 and the Telecommunications Act of 1996, in each case as amended from time to time, and all rules and regulations promulgated thereunder.

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, dated as of February 20, 2014, by and between DISH Network L.L.C. and EchoStar.

“Contract” means any agreement, lease, license, contract, note, bond, mortgage, indenture or other instrument or obligation, in each case whether written or oral.

“Contributions” has the meaning specified in the recitals.

“Control”, and its correlative meanings, “Controlling” and “Controlled” means the possession, direct or indirect, or the power to direct or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Documents” means, with respect to any entity, such entity’s articles or certificate of incorporation, by-laws, memorandum and articles of association, limited liability

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

company agreement or partnership agreement, as applicable, and any other organizational documents of such entity.

“CRS” has the meaning specified in the recitals.

“Deductible” has the meaning specified in Section 4.3 of this Agreement.

“Directly Transferred Satellites” has the meaning specified in the recitals.

“DISH Change of Control” means any transaction or series of transactions the result of which is that the Principal Shareholder and Related Parties cease to Beneficially Own Equity Interests in DISH Network Corporation (or any successor thereto) representing at least a majority of the aggregate voting power in DISH Network Corporation (or any successor thereto).

“DISH Indemnified Persons” has the meaning specified in Section 4.1 of this Agreement.

“DISH Landing Rights Authority” has the meaning specified in the recitals.

“DISH-Licensed Satellites” means the EchoStar VII, EchoStar X, EchoStar XI and EchoStar  XIV satellites, each of which is licensed by the FCC to DOLLC.

“DISH Licenses” has the meaning specified in the recitals.

“DISH Parties” means DNLLC, DOLLC and DISH Satellite Sub 1.

“DISH Satellite Sub 1” has the meaning specified in the Preamble of this Agreement.

“DISH Satellite Sub 2” has the meaning specified in the recitals.

“DISH Satellite Subs” has the meaning specified in the recitals.

“Dispute” has the meaning specified in Section 6.12(b)(i) of this Agreement.

“Dispute Notice” has the meaning specified in Section 6.12(b)(i) of this Agreement.

“DNLLC” has the meaning specified in the Preamble of this Agreement.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“DOLLC” has the meaning specified in the Preamble of this Agreement.

“EchoStar” has the meaning specified in the Preamble of this Agreement.

“EchoStar Disclosure Letter” has the meaning specified in the introductory paragraph of Section 2.1 of this Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“EchoStar Indemnified Persons” has the meaning specified in Section 4.2 of this Agreement.

“EchoStar Parties” means EchoStar, HSSC and Merger Sub.

“EchoStar Reports” has the meaning specified in Section 2.1(h)(i) of this Agreement.

“EchoStar Shares” has the meaning specified in Section 2.1(f)(i) of this Agreement.

“EchoStar Tracking Stock” means the Hughes Retail Preferred Tracking Stock, par value $0.001 per share, of EchoStar, having the terms set forth in the EchoStar Tracking Stock COD.

“EchoStar Tracking Stock COD” means the Certificate of Designation of EchoStar with respect to the EchoStar Tracking Stock, as filed with the Secretary of State of the State of Nevada on or prior to the Closing Date, in the form attached as Exhibit II hereto.

“EchoStar Tracking Stock Consideration Shares” has the meaning specified in Section  1.1(c) of this Agreement.

“Effective Time” has the meaning specified in Section 1.1(b) of this Agreement.

“Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization or requirement of any Governmental Body relating to:  (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the United States Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“FCC” means the United States Federal Communications Commission or any bureau or subdivision thereof acting under delegated authority.

“Financial Model” means the ***

“GAAP” has the meaning specified in Section 2.1(h)(ii) of this Agreement.

“Governmental Body” means any Federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

exercising governmental or quasi-governmental powers) or exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Hazardous Substance” means any substance that is:  (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any Governmental Body in connection with any Environmental Law.

“HRG Balance Sheet” has the meaning specified in Section 2.1(h)(iii) of this Agreement.

“HSSC” has the meaning specified in the Preamble of this Agreement.

“HSSC Reports” has the meaning specified in Section 2.1(h)(i) of this Agreement.

“HSSC Shares” has the meaning specified in Section 2.1(f)(ii) of this Agreement.

“HSSC Tracking Stock” means the Hughes Retail Preferred Tracking Stock, par value $0.001 per share, of HSSC, having the terms set forth in the HSSC Tracking Stock COD.

“HSSC Tracking Stock COD” means the Certificate of Designation of HSSC with respect to the HSSC Tracking Stock, as filed with the Secretary of State of the State of Colorado on or prior to the Closing Date, in the form attached as Exhibit III hereto.

“HSSC Tracking Stock Consideration Shares” has the meaning specified in Section 1.1(f) of this Agreement.

“Hughes Retail Group” has the meaning specified in the EchoStar Tracking Stock COD and the HSSC Tracking Stock COD.

“Hughes Retail Subscribers” has the meaning specified in the EchoStar Tracking Stock COD and the HSSC Tracking Stock COD.

“Hughes Retail Group Subsidiaries” means any Subsidiary of EchoStar that is engaged in the Business or holds any material assets that are used or held for use by the Hughes Retail Group.

“Indebtedness” means, as applied to any Person, (a) all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all off balance sheet financing, including synthetic leases and project financing; and (c) all indebtedness referred to in clauses (a) through (b) above of any Person which is either guaranteed by, or secured by a security interest upon, EchoStar or HSSC or any of their or their Subsidiaries’ respective assets.

“Indemnified Party” has the meaning set forth in Section 4.4 of this Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Indemnifying Party” has the meaning set forth in Section 4.4 of this Agreement.

“Intellectual Property” means all (i) trademarks, service marks, logos, symbols, trade dress, trade names and other indicia of origin, and registrations and applications and renewals therefor, and the goodwill associated therewith and symbolized thereby; (ii) copyrights in works of authorship and registrations and applications therefor, and renewals, extensions, restorations and reversions thereof; (iii) Patents; and (iv) trade secrets.

“Investor Rights Agreement” means the investor rights agreement, dated as of the date of this Agreement, by and among DOLLC, DNLLC, EchoStar and HSSC, attached as Exhibit I hereto.

“Lien” means any mortgage, pledge, hypothecation, security interest, lien, charge, option, assignment or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way, restriction (whether on voting, sale, transfer, disposition, use or otherwise), right, lease and other encumbrance on title to real or personal property (whether or not of record), whether voluntary or imposed by Applicable Law, and any agreement to give any of the foregoing.

“Losses” has the meaning set forth in Section 4.1 of this Agreement.

“Material Adverse Effect” means (a) any event, change, occurrence, condition or effect that would be reasonably likely to have a material adverse effect on the business, financial condition, assets, properties or results of operations of (i) EchoStar and its Subsidiaries taken as a whole, (ii) the Hughes Retail Group taken as a whole or (iii) HSSC and its Subsidiaries taken as a whole or (b) any event, change, occurrence, condition or effect that would reasonably be likely to prevent, materially delay or materially impair the consummation of the Transactions, except, in the case of clause (a), any such event, change, occurrence, condition or effect to the extent resulting from, arising out of or relating to (1) general changes or developments in any of the industries in which EchoStar or its Subsidiaries operate, (2) changes in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism) or in general economic, business, regulatory, political or market conditions or in national or global financial markets, ***

“Material Contract” means any Contract to which EchoStar or any of the Significant EchoStar Subsidiaries is a party or by which EchoStar or any of the Significant EchoStar Subsidiaries or any of their respective properties is bound:

(1)         that is with any Governmental Body relating to the Hughes Retail Group; and

(2)         that relates to the Hughes Retail Group or the Business, involving future payments, performance or services or delivery of goods or materials to or by EchoStar or any of its Subsidiaries of ***

“Merger” has the meaning specified in the recitals.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Merger Sub” has the meaning specified in the Preamble of this Agreement.

“NASDAQ” means The NASDAQ Stock Market LLC.

“New Equity Interests” has the meaning set forth in Section 1.2(c)(i) of this Agreement.

“Notice Period” has the meaning set forth in Section 4.4 of this Agreement.

“NRS” has the meaning specified in Section 2.1(b) of this Agreement.

“Parties” has the meaning specified in the Preamble of this Agreement.

“Patents” means all patents (including utility and design patents, industrial designs and utility models) and applications therefor, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, reissues and re-examinations thereof.

“Permitted Liens” means any rights reserved to any Governmental Body (including the FCC) to regulate the Transferred Satellites, and any other Liens arising by operation of Applicable Laws (including the Communications Act).

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, proprietorship, Governmental Body or other entity, association or organization of any nature, however and wherever organized or constituted (whether or not having a separate legal personality).

“Principal Shareholder” means Charles W. Ergen.

“Related Party” means, with respect to the Principal Shareholder, (a) the spouse and each immediate family member of the Principal Shareholder, (b) each trust, corporation, partnership or other entity of which the Principal Shareholder beneficially holds an eighty percent (80%) or more Controlling interest and (c) all trusts, including grantor retained annuity trusts, established by the Principal Shareholder for the benefit of his family.

“Response” has the meaning specified in Section 6.12(b)(i) of this Agreement.

“Satellite Lease Agreements” means the satellite lease agreements, dated as of the date of this Agreeement and with term commencement dates beginning on the Closing Date, by and between DNLLC or DOLLC, as applicable, on the one hand, and EchoStar Satellite Operating Corporation, a wholly-owned Subsidiary of EchoStar, or EchoStar XI Holding L.L.C., as applicable, on the other, attached as Exhibit V hereto.

***

“SEC” means the United States Securities and Exchange Commission, or any successor agency of the Federal government.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Securities Act” means the United States Securities Act of 1933, or any successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“Senior Party Representatives” has the meaning specified in Section 6.12(b)(i) of this Agreement.

“Significant EchoStar Subsidiaries” has the meaning specified in Section 2.1(a) of this Agreement.

“Statement of Merger” has the meaning specified in Section 1.1(b) of this Agreement.

“Subsidiary” means, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first person and one or more of its Subsidiaries.

“Subsidiary Satellites” has the meaning specified in the recitals.

“Surviving Company” has the meaning specified in Section 1.1(a) of this Agreement.

“Takeover Statute” has the meaning specified in Section 2.1(q) of this Agreement.

“Tax” has the meaning specified in Section 2.1(m)(iii) of this Agreement.

“Tax Return” has the meaning specified in Section 2.1(m)(iii) of this Agreement.

“Third Party Claim” has the meaning set forth in Section 4.4 of this Agreement.

“Third-Party-Licensed Satellite” refers to the EchoStar I satellite, which is licensed by Mexico to a third party and from which an Affiliate of DNLLC holds FCC authority to provide service to the United States.

“Tracking Stock” means, collectively, the EchoStar Tracking Stock and the HSSC Tracking Stock.

“Tracking Stock Policy” means, collectively, (i) the EchoStar Corporation Policy Statement Regarding Hughes Retail Preferred Tracking Stock and (ii) the Hughes Satellite Systems Corporation Policy Statement Regarding Hughes Retail Preferred Tracking Stock, in each case as attached as Exhibit IV hereto and as may be amended or modified from time to time pursuant to the terms thereof and pursuant to the Investor Rights Agreement.

“Transaction Documents” means the following documents:

(i)             this Agreement;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)          the Investor Rights Agreement;

(iii)       the EchoStar Tracking Stock COD;

(iv)      the HSSC Tracking Stock COD;

(v)         the Tracking Stock Policy;

(vi)      the Satellite Lease Agreements; and

(vii)   the Bill of Sale.

“Transactions” means, collectively, the transactions contemplated by the Transaction Documents.

“Transferred Satellites” has the meaning specified in the recitals.

“TT&C Services Agreement” has the meaning specified in the recitals.

Section 5.2                                    Rules of Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided:

(a)                                 Words importing the singular number or plural number include the plural number and singular number respectively;

(b)                                 Words importing the masculine gender include the feminine and neuter genders and vice versa;

(c)                                  All references to a given agreement, instrument or other document are references to that agreement, instrument or other document as modified, amended, supplemented and restated from time to time (but only if such modification, amendment, supplement or restatement is permitted pursuant hereto and pursuant to such agreement, instrument or other document);

(d)                                 Any reference to a statute includes, and is deemed to be, a reference to such statute and to the rules, regulations, ordinances, interpretations, policies and guidance made pursuant thereto, and all amendments made to such statute and other such implementing provisions and enforced from time to time, and to any statute or other implementing provisions subsequently passed or adopted having the effect of supplementing or replacing such statute or such other implementing provisions;

(e)                                  Reference to “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”;

(f)                                   References herein to “$,” “USD” or “dollars” means lawful currency of the United States of America;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(g)                                  Reference in this Agreement to “herein,” “hereby,” “hereof” or “hereunder,” or any similar formulation, will be deemed to refer to this Agreement;

(h)                                 Unless otherwise indicated, all references to time of day refer to Eastern Standard Time or Eastern Daylight Saving Time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time under this Agreement, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii)(A) the day of the act, event or default from which the designated period of time begins to run will be included, unless such period of time is denominated in Business Days and the day of the act, event or default is not a Business Day, in which event the period will begin on the next day that is a Business Day, and (B) the last day of the period so computed will not be included;

(i)                                     Subject to any applicable restrictions on assignment or other transfer in a Transaction Document, any references to a Person in such Transaction Document shall be deemed to be references to such Person’s successors, permitted transferees and permitted assigns from and after the effective date of the relevant succession, transfer or assignment;

(j)                                    The use of the term “shall,” “will” or “must” indicates a mandatory action and the use of the term “may” indicates a permissive action; and

(k)                                 In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the parties in a Transaction Document, the terms and conditions contained in the Transaction Document shall prevail.

ARTICLE 6

MISCELLANEOUS

Section 6.1                                    Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address(es) or fax number(s) as such Party may have substituted by written notice to the other Parties.  The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof.

If to any EchoStar Party:

EchoStar Corporation

100 Inverness Terrace East

Englewood, Colorado 80112

Attention: General Counsel

Fax number: ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

If to any DISH Party:

DISH Network L.L.C.

9601 South Meridian Blvd.

Englewood, Colorado 80112

Attention: ***

Fax number: ***

with a required copy (which shall not itself constitute proper notice) to:

DISH Network L.L.C.

9601 South Meridian Blvd.

Englewood, Colorado 80112

Attention: General Counsel

Fax number: ***

or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided herein.  Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

Section 6.2                                    Amendment; Waiver.

(a)                                 This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties.

(b)                                 No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought.  The grant of a waiver in one instance does not constitute a continuing waiver in any other instances.  No failure by any Party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

Section 6.3                                    Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Each Party acknowledges that it and the other Parties may execute this Agreement by facsimile, stamp or pdf signature.  Each Party expressly adopts and confirms each such facsimile, stamp or pdf signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 6.4                                    Assignment and Binding Effect.  No Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, permitted transferees and permitted assigns.

Section 6.5                                    Entire Agreement.  This Agreement, the other Transaction Documents, the Confidentiality Agreement and the Schedules and Exhibits hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the Parties with respect to such subject matter.  No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

Section 6.6                                    Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties. In the event the Parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.

Section 6.7                                    Headings.  The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.8                                    No Third Party Beneficiaries.  Except as provided in Section 4.4 of this Agreement, (a) the provisions of this Agreement are solely for the benefit of the Parties and their respective successors and permitted assigns and are not intended to confer upon any Person, except the Parties and their respective successors and permitted assigns, any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement; and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 6.9                                    Governing Law.  THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 6.10                             Expenses. Except as otherwise expressly provided in the Transaction Documents, each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution, amendment or modification of this Agreement and the other Transaction Documents and the consummation of the Transactions.

Section 6.11                             Public Announcements. The EchoStar Parties and the DISH Parties shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and prior to making any filings or submissions with or to any third party and/or any Governmental Body (including any national securities exchange or interdealer quotation service) with respect thereto, shall in each case give each other a reasonable opportunity to review and comment upon such press release, public announcement, filing or submission, and shall not issue any such press release or make any such public announcement, filing or submission prior to such consultation and review, except as may be required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of NASDAQ or by the request of any Governmental Body.

Section 6.12                             Dispute Resolution.

(a)                                 Agreement to Resolve Disputes. Except as otherwise specifically provided in this Agreement or in another Transaction Document, the procedures for discussion, negotiation and dispute resolution set forth in this Section 6.12 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the Transactions (including all actions taken in furtherance of the Transactions on or prior to the date hereof). Each Party agrees that the procedures set forth in this Section 6.12 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any action or proceeding in or before any Governmental Body, except as otherwise required by Applicable Law.

(b)                                 Dispute Resolution; Mediation.

(i)                                     Any Party may commence the dispute resolution process of this Section  6.12(b) by giving the applicable Party written notice (a “Dispute Notice”) of any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (a “Dispute”) which has not been resolved in the normal course of business. The Parties shall attempt in good faith to resolve any Dispute by negotiation between executives of each Party (“Senior Party Representatives”) who have authority to settle the Dispute and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement. Within *** after delivery of the Dispute Notice, the receiving Party shall submit to the delivering Party a written response (the “Response”). The Dispute Notice and the Response shall include (A) a statement setting forth the position of the Party giving such notice and a summary of arguments supporting such position and (B) the name and title of such Party’s Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the Parties will attempt

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

to settle the Dispute.  Within *** after the delivery of the Dispute Notice, the Senior Party Representatives of the applicable Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.  The Parties shall cooperate in good faith with respect to any reasonable requests for exchanges of information regarding the Dispute or a Response thereto.

(ii)                                  If the Dispute has not been resolved within *** after delivery of the Dispute Notice, or if the Parties fail to meet within *** after delivery of the Dispute Notice as hereinabove provided, the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 6.12(b) before resorting to arbitration contemplated by Section 6.12(c) or any other dispute resolution procedure that may be agreed by the Parties.

(iii)                               All negotiations, conferences and discussions pursuant to this Section 6.12(b) shall be confidential and shall be treated as compromise and settlement negotiations.  Nothing said or disclosed, nor any document produced, in the course of such negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.

(iv)                              Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the CPR Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes in effect on the date of this Agreement by a mediator mutually selected by the Parties.

(v)                                 Within *** after the mediator has been selected as provided above, the Parties and their respective attorneys shall meet with the mediator for one mediation session, it being agreed that each Party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute.  If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, the DISH Parties or the EchoStar Parties, as the case may be, may give the other and the mediator a written notice declaring the mediation process at an end.

(vi)                              Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.

(c)                                  Arbitration.

(i)                                     Subject to Section 6.12(c)(ii), if the Dispute has not been resolved by the dispute resolution process described in Section 6.12(b), the Parties agree that any such Dispute shall be settled by binding arbitration before the American Arbitration Association (“AAA”) in Denver, Colorado pursuant to the Commercial Rules of the AAA.  Any arbitrator(s) selected to resolve the Dispute shall be bound exclusively by the laws of the State of New York without regard to its choice of law rules.  Any decisions of award of the arbitrator(s) will be final and binding upon the Parties and may be entered as a judgment by

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

the Parties. Any rights to appeal or review such award by any court or tribunal are hereby waived to the extent permitted by Applicable Law.

(ii)                                  Any Dispute regarding the following is not required to be negotiated or mediated prior to seeking relief from an arbitrator: (i) breach of any obligation of confidentiality; and (ii) any other claim where interim relief from the arbitrator is sought to prevent serious and irreparable injury to one of the Parties.  However, the Parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such arbitration is pending.

(iii)                               Costs of the arbitration shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.

(d)                                 Continuity of Service and Performance.  Unless otherwise agreed in writing, the Parties will continue to honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 6.12 with respect to all matters not subject to such Dispute.

Section 6.13                             Conflicts. In the event of a conflict between this Agreement and any other Transaction Document, this Agreement shall control notwithstanding that it was executed as part of a larger transaction in conjunction with the execution of the other Transaction Documents.  To the extent that there is a conflict between the terms of this Agreement and any other Transaction Document, the Parties shall work together to resolve such conflict.

[Signature pages follow.]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written:

ECHOSTAR CORPORATION

By:
Name:
Title:

HUGHES SATELLITE SYSTEMS CORPORATION

By:
Name:
Title:

ALPHA COMPANY LLC

By:	EchoStar Corporation, its sole member

By:
Name:
Title:

[Signature Pages to Transaction Agreement]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

DISH NETWORK L.L.C.

By:
Name:
Title:

DISH OPERATING L.L.C.

By:
Name:
Title:

ECHOSTAR XI HOLDING L.L.C.

By:
Name:
Title:

[Signature Pages to Transaction Agreement]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Annex A

Transferred Satellites

Satellite	Orbital Location	Launch Date	Estimated Useful Life (Years)	Owner
EchoStar I	77	December 1995	12	DOLLC
EchoStar VII	119	February 2002	15	DOLLC
EchoStar X	110	February 2006	15	DOLLC
EchoStar XI	110	July 2008	15	DISH Satellite Sub 1
EchoStar XIV	119	March 2010	15	DISH Satellite Sub 2

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

A-1